EXHIBIT 21


List of Subsidiaries of the Company
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The following is a list of Mentor Graphics Corporation operating subsidiaries.
Mentor Graphics has no parent companies.

             SUBSIDIARY                                            PERCENT OWNED

Anacad Electrica Engineering Egypt                                      100%

Anacad Electrical Engineering SARL (France)                             100%

Antares Corporation                                                     100%

CAE Technology, Inc.                                                    100%

dQdt, Inc.                                                              100%

European Development Center                                              74%

Exemplar Logic, Inc.                                                    100%

Interconnectix, Inc.                                                    100%

Mentor Graphics (Canada) Ltd.                                           100%

Mentor Graphics (Denmark) A/S                                           100%

Mentor Graphics (Finland) OY                                            100%

Mentor Graphics (France) SARL                                           100%

Mentor Graphics (Schweiz) AG Switzerland                                100%

Mentor Graphics (Singapore) PTE. LTD.                                   100%

Mentor Graphics (Taiwan) Co. Ltd.                                       100%

Mentor Graphics (United Kingdom) Ltd.                                   100%

Mentor Graphics Design S.A. (Spain) SA                                  100%

Mentor Graphics Deutschland (GmBH)                                      100%

Mentor Graphics Israel Ltd.                                             100%

Mentor Graphics Japan Co. Ltd.                                          100%

Mentor Graphics Netherlands  BV                                         100%

Mentor Graphics Scandinavia AB                                          100%

Meta Systems S.A.                                                       100%

Microtec Research Japan Co. Ltd.                                        100%

Microtec Research, Inc.                                                 100%

Model Technology Inc.                                                   100%

Open Networks Engineering, Inc.                                         100%

Precedence Incorporated                                                 100%

Royal Digital Centers, Inc.                                             100%

Seto Software GmbH                                                      100%